Exhibit 4.2

CERTIFICATE NUMBER:	NUMBER OF SHARES OF COMMON STOCK:

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M. MOUNTAIN TIME, MAY 3, 2020

WARRANTS
to Purchase
        SHARES OF COMMON STOCK
NO PAR VALUE
of
LIFELOC TECHNOLOGIES, INC.
a Colorado Corporation

ORIGINAL ISSUE DATE:                , 2010

This Warrant Certificate certifies that the undersigned, or his, her or its registered assigns, is the registered holder of warrants (the “Warrants”) to purchase shares of Common Stock, no par value (the “Common Stock”), of Lifeloc Technologies, Inc., a Colorado corporation (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and nonassessable shares of Common Stock (each, a “Warrant Share”) as set forth above, at the exercise price of $1.00 per share (the “Exercise Price”), payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each Warrant is initially exercisable for one fully paid and non-assessable share of Common Stock. The number of Warrant Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Warrants may be exercised only during the Exercise Period subject to the conditions set forth in the Warrant Agreement, and to the extent not exercised by the end of such Exercise Period such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of Colorado, without regard to conflicts of laws principles thereof.

LIFELOC TECHNOLOGIES, INC.		Countersigned: CORPORATE STOCK TRANSFER, INC.

By:		By:
Name:	Barry R. Knott	Name:	Carylyn K. Bell
Title:	Chief Executive Officer, President	Title:	President

THE WARRANTS EVIDENCED BY THIS WARRANT CERTIFICATE ARE PART OF A DULY AUTHORIZED ISSUE OF WARRANTS ENTITLING THE HOLDER ON EXERCISE TO RECEIVE SHARES OF COMMON STOCK AND ARE ISSUED OR TO BE ISSUED PURSUANT TO A WARRANT AGREEMENT DATED AS OF               , 2010 (THE “WARRANT AGREEMENT”), DULY EXECUTED AND DELIVERED BY THE COMPANY TO CORPORATE STOCK TRANSFER, INC., A COLORADO CORPORATION, AS WARRANT AGENT (THE “WARRANT AGENT”), WHICH WARRANT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE IN AND MADE A PART OF THIS INSTRUMENT AND IS HEREBY REFERRED TO FOR A DESCRIPTION OF THE RIGHTS, LIMITATION OF RIGHTS, OBLIGATIONS, DUTIES AND IMMUNITIES THEREUNDER OF THE WARRANT AGENT, THE COMPANY AND THE HOLDERS (THE WORDS “HOLDERS” OR “HOLDER” MEANING THE REGISTERED HOLDERS OR REGISTERED HOLDER) OF THE WARRANTS. A COPY OF THE WARRANT AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE COMPANY. DEFINED TERMS USED IN THIS WARRANT CERTIFICATE BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS GIVEN TO THEM IN THE WARRANT AGREEMENT.

WARRANTS MAY BE EXERCISED AT ANY TIME DURING THE WARRANT EXERCISE PERIOD SET FORTH ABOVE AND IN THE WARRANT AGREEMENT. THE HOLDER OF WARRANTS EVIDENCED BY THIS WARRANT CERTIFICATE MAY EXERCISE THEM BY SURRENDERING THIS WARRANT CERTIFICATE, WITH THE FORM OF ELECTION TO PURCHASE SET FORTH HEREON PROPERLY COMPLETED AND EXECUTED, TOGETHER WITH PAYMENT OF THE EXERCISE PRICE AS SPECIFIED HEREIN AND IN THE WARRANT AGREEMENT AT THE PRINCIPAL CORPORATE TRUST OFFICE OF THE WARRANT AGENT, AND SHALL BECOME EFFECTIVE UPON ACCEPTANCE AND ACKNOWLEDGMENT OF SUCH PAYMENT AND FORM OF ELECTION BY THE COMPANY PURSUANT TO THE PROCESS SET FORTH IN THE WARRANT AGREEMENT. IN THE EVENT THAT UPON ANY EXERCISE OF WARRANTS EVIDENCED HEREBY THE NUMBER OF WARRANTS EXERCISED SHALL BE LESS THAN THE TOTAL NUMBER OF WARRANTS EVIDENCED HEREBY, THERE SHALL BE ISSUED TO THE HOLDER HEREOF OR HIS ASSIGNEE A NEW WARRANT CERTIFICATE EVIDENCING THE NUMBER OF WARRANTS NOT EXERCISED.

NOTWITHSTANDING ANYTHING ELSE IN THIS WARRANT CERTIFICATE OR THE WARRANT AGREEMENT, NO WARRANT MAY BE EXERCISED UNLESS AT THE TIME OF EXERCISE (I) A REGISTRATION STATEMENT COVERING THE WARRANT SHARES TO BE ISSUED UPON EXERCISE IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND A PROSPECTUS THEREUNDER RELATING TO THE WARRANT SHARES IS CURRENT, OR (II) AN APPLICABLE EXEMPTION ALLOWS THE ISSUANCE OF THE WARRANT SHARES WITHOUT REGISTRATION. IN THE EVENT THAT COMMON STOCK IS ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION, SUCH COMMON STOCK MAY BE RESTRICTED WHEN ISSUED. IN NO EVENT SHALL THE COMPANY BE REQUIRED TO ISSUE UNREGISTERED SHARES UPON THE EXERCISE OF ANY WARRANT IF PROHIBITED BY LAW, OR TO SETTLE WARRANTS ON A NET CASH BASIS.

THE WARRANT AGREEMENT PROVIDES THAT UPON THE OCCURRENCE OF CERTAIN EVENTS THE NUMBER OF WARRANT SHARES AND PRICE SET FORTH ON THE FACE HEREOF MAY, SUBJECT TO CERTAIN CONDITIONS, BE ADJUSTED. IF, UPON EXERCISE OF A WARRANT, THE HOLDER THEREOF WOULD BE ENTITLED TO RECEIVE A FRACTIONAL INTEREST IN A SHARE OF COMMON STOCK, THE COMPANY WILL, UPON EXERCISE, ROUND UP TO THE NEAREST WHOLE NUMBER OF SHARES OF COMMON STOCK TO BE ISSUED TO THE WARRANT HOLDER.

WARRANT CERTIFICATES, WHEN SURRENDERED AT THE PRINCIPAL CORPORATE TRUST OFFICE OF THE WARRANT AGENT BY THE REGISTERED HOLDER THEREOF IN PERSON OR BY LEGAL REPRESENTATIVE OR ATTORNEY DULY AUTHORIZED IN WRITING, MAY BE EXCHANGED, IN THE MANNER AND SUBJECT TO THE LIMITATIONS PROVIDED IN THE WARRANT AGREEMENT, BUT WITHOUT PAYMENT OF ANY SERVICE CHARGE, FOR ANOTHER WARRANT CERTIFICATE OR WARRANT CERTIFICATES OF LIKE TENOR EVIDENCING IN THE AGGREGATE A LIKE NUMBER OF WARRANTS.

UPON DUE PRESENTATION FOR REGISTRATION OF TRANSFER OF THIS WARRANT CERTIFICATE AT THE OFFICE OF THE WARRANT AGENT, A NEW WARRANT CERTIFICATE OR WARRANT CERTIFICATES OF LIKE TENOR AND EVIDENCING IN THE AGGREGATE A LIKE NUMBER OF WARRANTS SHALL BE ISSUED TO THE TRANSFEREE(S) IN EXCHANGE FOR THIS WARRANT CERTIFICATE, SUBJECT TO THE LIMITATIONS PROVIDED IN THE WARRANT AGREEMENT, WITHOUT CHARGE EXCEPT FOR ANY TAX OR OTHER GOVERNMENTAL CHARGE IMPOSED IN CONNECTION THEREWITH.

THE COMPANY AND THE WARRANT AGENT MAY DEEM AND TREAT THE REGISTERED HOLDER(S) THEREOF AS THE ABSOLUTE OWNER(S) OF THIS WARRANT CERTIFICATE (NOTWITHSTANDING ANY NOTATION OF OWNERSHIP OR OTHER WRITING HEREON MADE BY ANYONE), FOR THE PURPOSE OF ANY EXERCISE HEREOF, OF ANY DISTRIBUTION TO THE HOLDER(S) HEREOF, AND FOR ALL OTHER PURPOSES, AND NEITHER THE COMPANY NOR THE WARRANT AGENT SHALL BE AFFECTED BY ANY NOTICE TO THE CONTRARY. NEITHER THE WARRANTS NOR THIS WARRANT CERTIFICATE ENTITLES ANY HOLDER HEREOF TO ANY RIGHTS OF A STOCKHOLDER OF THE COMPANY.

WARRANT AGREEMENT
by and  between
LIFELOC TECHNOLOGIES, INC.
and
CORPORATE STOCK TRANSFER, INC.,
as Warrant Agent
Dated as of      , 2010

THIS WARRANT AGREEMENT (this “Agreement”), dated as of            , 2010, is by and between Lifeloc Technologies, Inc., a Colorado corporation (the “Company”), and Corporate Stock Transfer, Inc., a Colorado corporation, as Warrant Agent (the “Warrant Agent”).

WHEREAS, the Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-1, No. 333-167659 (the “Registration Statement”), for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the Warrants and the Warrant Shares;

WHEREAS, following the closing of the offering, the Warrants will be tradeable separately from the Warrant Shares and other common stock of the Company, and may be listed on the OTC Bulletin Board and/or the OTCQB marketplace operated by Pink OTC Markets Inc. commencing after the effective date of the Registration Statement and through May 3, 2020, when the Warrants will expire;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and exercise of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

Section 2. Warrant Certificates. The certificates evidencing the Warrants (the “Warrant Certificates”) to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.

Section 3. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or Chief Executive Officer or a Vice President and by its Secretary or an Assistant Secretary. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Chief Executive Officer, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Chief Executive Officer, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of he or she shall have ceased to hold such office.

In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer. Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

Section 4. Registration and Countersignature. Warrant Certificates shall be countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon the written instructions of the Chairman of the Board, the President or Chief Executive Officer, a Vice President, the Treasurer or the Chief Financial Officer of the Company, countersign, issue and deliver Warrants as provided in this Agreement.

The Company and the Warrant Agent may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

Section 5. Registration of Transfers and Exchanges. The Warrant Agent shall from time to time, subject to the limitations of this Section 5, register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose, upon surrender thereof duly endorsed or accompanied by an assignment substantially in the form attached hereto as Exhibit B executed by the registered holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent. Cancelled Warrant Certificates shall thereafter be disposed of by the Warrant Agent in its customary manner or, if so requested by the Company, returned to the Company.

The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 5 and of Section 4 hereof, the new Warrant Certificates required pursuant to the provisions of this Section 5.

Section 6. Terms of Warrants.

(a) Exercise Price and Exercise Period.

The initial exercise price per share at which Warrant Shares shall be purchasable upon the exercise of Warrants (the “Exercise Price”) shall be $1.00 per share, and each Warrant shall be initially exercisable to purchase one share of Common Stock.

Subject to the terms of this Agreement (including without limitation Section 6(c) below), each Warrant holder shall have the right, which may be exercised commencing at the opening of business on the first day of the applicable Warrant Exercise Period set forth below and until 5:00 p.m., Mountain time, on the last day of such Warrant Exercise Period, to receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares.

The “Warrant Exercise Period” shall commence (subject to Section 6(c) below) on the original issue date set forth in the Warrant Certificates and shall end at 5:00 p.m. Mountain Time on May 3, 2020. Each Warrant not exercised prior to 5:00 p.m., Mountain Time, on the last day of the Warrant Exercise Period shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

(b) Exercise Procedure.

All Warrants must be exercised through a broker-dealer registered pursuant to Section 15(b) of the Securities Exchange Act of 1934 that has entered into a selling agent agreement with the Company (a “Selling Agent Agreement”). The Company shall pay a commission equal to six percent (6%) of the aggregate Exercise Price (the “Broker Fee”) to all such broker-dealers. The holder of the Warrant shall be liable for any additional commission charged by such broker-dealer.

A Warrant may be exercised upon surrender, through a broker-dealer, to the Company at its principal office, as designated in Section 16 hereof, of (i) a fully complete and executed Election to Exercise Warrants, (ii) the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase substantially in the form set forth in Exhibit C attached hereto, duly filled in and signed, and such other documentation as the Company or the Warrant Agent may reasonably request, and (iii) payment of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are exercised (together, the “Exercise Materials”); provided that the broker-dealer may debit the Broker Fee from the total amount of the Exercise Price before submitting such Exercise Price to the Company. Payment of the Exercise Price shall be made in cash or by certified or official bank check payable to the order of the Company. In no event will any Warrants be settled on a net cash basis.

Upon such surrender of Warrants, delivery of a complete Notice of Intent to Exercise Warrants, and payment of the Exercise Price, the Chief Executive Officer of the Company or such other person as the Chief Executive Officer or the Board of Directors of the Company shall designate from time to time (the “Designee”) shall acknowledge and countersign such Notice of Intent to Exercise Warrant within two business days following receipt of such Notice of Intent to Exercise Warrants, or as soon thereafter as reasonably practicable. The date on which the Chief Executive Officer or the Designee acknowledges and countersigns a Notice of Intent to Exercise Warrants shall be deemed the effective date of such exercise.

If the Chief Executive Officer or the Designee determines for any reason that Warrant Shares cannot legally be issued within two business days following receipt of a Notice of Intent to Exercise Warrants, the Chief Executive Officer or Designee shall return such Notice of Intent to Exercise Warrants, along with the Warrant certificates and payment submitted by such holder, and shall inform such holder that such legal impediment to issuance of Warrant Shares at that time exists. In the event that such legal impediment exists, the Company shall take all commercially reasonable steps necessary to remove such impediment such that the Warrant Shares may be issued as soon as reasonably practicable after receipt of such Notice of Intent to Exercise Warrant.

If the Chief Executive Officer or the Designee determines, after evaluating the circumstances surrounding the exercise of the Warrants (with the assistance of counsel to the extent deemed necessary by the Chief Executive officer or Designee), that a given transaction would constitute a distribution for purposes of Regulation M under the federal securities regulations, the Chief Executive Officer or the Designee will so notify the broker-dealer. Pursuant to the terms of the Selling Agent Agreement, such broker-dealer shall be prohibited from engaging in impermissible market making or other violations of Regulation M during the applicable Restricted Period (as defined in Rule 100 of Regulation M).

Once the Chief Executive Officer or Designee has acknowledged and countersigned a Notice of Intent to Exercise Warrants, he or she shall deliver a letter of instruction to the Warrant Agent at the principal stock transfer office of the Warrant Agent, which is currently located at the address listed in Section 16 hereof. Subject to the provisions of Section 7 hereof, upon receipt of such letter of instruction, the Warrant Agent shall issue and cause to be delivered with all reasonable dispatch to and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants to the Company and payment of the Exercise Price.

The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section 6 and of Section 4 hereof, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose. The Warrant Agent may assume that any Warrant presented for exercise is permitted to be so exercised under applicable law and shall have no liability for acting in reliance on such assumption.

All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Warrant Agent. Such canceled Warrant Certificates shall then be disposed of by the Warrant Agent in its customary manner or delivered to the Company, if requested. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised.

The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders with reasonable prior written notice during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

(c) Registration Requirement. Notwithstanding anything else in this Section 6, no Warrant may be exercised unless at the time of exercise (A) (i) a registration statement covering the Warrant Shares to be issued upon exercise is effective under the Securities Act, and a prospectus thereunder relating to the Warrant Shares is current,  or (ii) an applicable exemption allows the issuance of the Warrant Shares without registration and (B)  the Company has not determined that the exercise of the Warrant or the issuance of the Warrant Shares would otherwise violate applicable law. In the event that Warrant Shares are issued pursuant to an exemption from registration, such Warrant Shares may be restricted when issued and may bear a legend indicating such restriction. The Company shall use its commercially reasonable efforts to have a registration statement in effect covering Warrant Shares issuable upon exercise of the Warrants from the date the Warrants become exercisable and to maintain a current prospectus relating to those Warrant Shares until the Warrants expire. In no event shall the Company be required to issue unregistered shares upon the exercise of any Warrant if the Company determines that issuance of such Warrants would violate applicable law, or to settle Warrants on a net cash basis.

Section 7. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 8. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue and the Warrant Agent shall countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity, also satisfactory to the Company and the Warrant Agent. Applicants for such new Warrant Certificates must pay such reasonable charges as the Company may prescribe.

Section 9. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants. The Warrant Agent shall have no duty to verify availability of such shares set aside by the Company.

The Company or, if appointed, the transfer agent for the Common Stock (the “Transfer Agent”) and every subsequent transfer agent for any shares of the Common Stock issuable upon the exercise of any of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent Transfer Agent for any shares of the Common Stock issuable upon the exercise of the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to Section 12 hereof.

Before taking any action which would cause an adjustment pursuant to Section 10 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any commercially reasonable corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon payment of the Exercise Price therefor and the issuance thereof, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

Section 10. Adjustment of Number of Warrant Shares. The number of Warrant Shares issuable upon the exercise of each Warrant and the Exercise Price of the Warrants is subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 10. For purposes of this Section 10, “Common Stock ” means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

(a) Stock Dividends — Split-Ups. If after the date hereof, and subject to the provisions of Section 11 hereof, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock, or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock.

(b) Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 11 hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

(c) Merger, Reorganization, etc. Upon a merger, consolidation, sale of substantially all of the assets of the Company, or other similar transaction, the Warrants shall automatically expire unless exercised prior to the closing of such transaction. Upon such exercise, the holders of the Common Stock issued upon exercise of the warrants will participate on the same basis as the other holders of Common Stock in connection with the transaction. The Company shall give written notice to each Warrant holder, at the last address set forth for such holder in the warrant register, of the Company’s entry or intention to enter into such a transction, and shall provide a commercially reasonable period in which to effect such exercise. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such transaction.

(d) Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 10, and Warrants issued after such adjustment may state the same Exercise Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

(e) Adjustments To Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Sections 10(a) and 10(b) hereof, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (A) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (B) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

(f) Other Events. If any event occurs as to which the foregoing provisions of this Section 10 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the registered holders of the Warrants in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights as aforesaid.

Section 11. Fractional Interests. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, the Company shall not issue fractions of a share, but shall pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined.

Section 12. Notices to Warrant Holders. Upon every adjustment of the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Section 10(a), (b), or (c) hereof, then, in any such event, the Company shall give written notice to each Warrant holder, at the last address set forth for such holder in the warrant register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

Section 13. Merger, Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust or agency business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder (the “Successor Warrant Agent”) without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a Successor Warrant Agent under the provisions of Section 15 hereof. In case at the time such Successor Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any Successor Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the Successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

Section 14. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement (and no implied duties or obligations shall be read into this Agreement against the Warrant Agent) upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

(a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except to the extent that any such statements describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as otherwise provided herein.

(b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

(c) The Warrant Agent may consult at any time with counsel of its own selection (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel. The Warrant Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through agents or attorneys, and the Warrant Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(d) The Warrant Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Warrant Agent and conforming to the requirements of this Agreement. The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument (whether in its original or facsimile form) believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

(e) The Company hereby agrees to (A) pay to the Warrant Agent such compensation for all services rendered by the Warrant Agent in the administration and execution of this Agreement as the Company and the Warrant Agent shall agree to in writing, (B) reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement (including fees and expenses of its counsel) and (C) indemnify the Warrant Agent (and any predecessor Warrant Agent) and hold it harmless against any and all claims (whether asserted by the Company, a holder or any other person), damages, losses, expenses (including taxes other than taxes based on the income of the Warrant Agent) and liabilities (including judgments, costs and counsel fees and expenses), suffered or incurred by the Warrant Agent for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of its negligence or willful misconduct. The provisions of this Section 15(e) shall survive the expiration of the Warrants and the termination of this Agreement.

(f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with security and indemnity satisfactory to it for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

(g) The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or willful misconduct. The Warrant Agent shall not be liable for any error of judgment made in good faith by it, unless it shall be proved that the Warrant Agent was negligent in ascertaining the pertinent facts. Notwithstanding anything in this Agreement to the contrary, in no event shall the Warrant Agent be liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of the loss or damage and regardless of the form of the action.

(i) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

(j) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Warrant Agent shall have any liability to any holder of a Warrant Certificate or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its commercially reasonable efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

(k) Any application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Warrant Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

(l) No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights.

(m) In addition to the foregoing, the Warrant Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with its administration of this Agreement if such acts or omissions are not the result of the Warrant Agent’s reckless disregard of its duty, gross negligence or willful misconduct and are in reliance upon (A) the proper execution of the certification concerning beneficial ownership appended to the form of assignment and the form of the election attached hereto unless the Warrant Agent shall have actual knowledge that, as executed, such certification is untrue, or (B) the non-execution of such certification including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such non-execution.

Section 15. Change of Warrant Agent. The Warrant Agent may at any time resign as Warrant Agent upon written notice to the Company. If the Warrant Agent shall become incapable of acting as Warrant Agent, the Company shall appoint a Successor Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or of such incapacity by the Warrant Agent or by the registered holder of a Warrant Certificate, then the registered holder of any Warrant Certificate or the Warrant Agent may apply, at the expense of the Company, to any court of competent jurisdiction for the appointment of a Successor Warrant Agent. Pending appointment of a Successor Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. In the event that the Warrant Agent resigns or becomes incapable of acting as Warrant Agent, the Company shall not be liable for any applicable termination fee.

The holders of a majority of the unexercised Warrants shall be entitled at any time to remove the Warrant Agent and appoint a Successor Warrant Agent. If a Successor Warrant Agent shall not have been appointed within 30 days of such removal, the Warrant Agent may apply, at the expense of the Company, to any court of competent jurisdiction for the appointment of a Successor Warrant Agent. Such Successor Warrant Agent need not be approved by the Company or the former Warrant Agent. After appointment the Successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent upon payment of all fees and expenses due it and its agents and counsel shall deliver and transfer to the Successor Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 15, however, or any defect therein, shall not affect the legality or validity of the appointment of a Successor Warrant Agent.

Section 16. Notices to Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, or sent via a nationally recognized overnight courier service, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

If to the Company:

Lifeloc Technologies, Inc.
12441 West 49th Ave., Unit 4
Wheat Ridge, Colorado 80033
Attention: Secretary

with a copy to:

Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
Attention: Lester R. Woodward

In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal corporate trust office of the Warrant Agent.

Any notice pursuant to this Agreement to be given by the Company or by the registered holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

Corporate Stock Transfer, Inc.
3200 Cherry Creek Drive South, Suite 430
Denver, Colorado 80209

Section 17. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not have a material adverse effect on the interests of the holders of Warrant Certificates theretofore outstanding. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 17, the Warrant Agent shall execute such supplement or amendment. Notwithstanding anything in this Agreement to the contrary, the prior written consent of the Warrant Agent must be obtained in connection with any supplement or amendment which alters the rights or duties of the Warrant Agent. The Company and the Warrant Agent may amend any provision herein with the consent of the holders of Warrants exercisable for a majority of the Warrant Shares issuable on exercise of all outstanding Warrants that would be affected by such amendment.

Section 18. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 19. Termination. This Agreement will terminate on any earlier date if all Warrants have been exercised or expired without exercise. The provisions of Section 14 hereof shall survive such termination.

Section 20. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Colorado and for all purposes shall be construed in accordance with the internal laws of the State of Colorado. The parties agree that all actions and proceedings arising out of this Agreement or any of the transactions contemplated hereby shall be brought in the United States District Court for the District of Colorado or in any Colorado State Court and that, in connection with any such action or proceeding, the parties will submit to the jurisdiction of, and venue in, such court. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby.

Section 21. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

Section 22. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 23. Force Majeure. In no event shall the Warrant Agent or the Company be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

LIFELOC TECHNOLOGIES, INC.

By:
Name:	Barry R. Knott
Title:	Chief Executive Officer, President

CORPORATE STOCK TRANSFER, INC.

By:
Name:	Carylyn K. Bell
Title:	President

Exhibit A

Form of Warrant Certificate

A-1

Exhibit B

NOTICE OF INTENT TO EXERCISE WARRANT
(To be executed only upon exercise of Warrant)

The undersigned irrevocably elects to exercise the right of purchase represented by its Warrant for __________ Warrant Shares, and elects to purchase _____________ Warrant Shares, and tenders payment of the purchase price in full in the form of a certified or official bank check, or wire transfer, in the amount of $___________.

Please issue a certificate or certificates for such Warrant Shares in the name of:

Name
Address:

Tel:
Tax ID No.:
(Please Print Name, Address and Social Security or Taxpayer Identification Number)

If the number of shares purchased are not all the shares purchasable under the Warrant, a new Warrant is to be issued in the name of the undersigned for the balance of the shares remaining purchasable thereunder.

Note:  The signature below must correspond exactly with the name on the face of the Warrant, in every particular, without alteration or change.

Acknowledged by: LIFELOC TECHNOLOGIES, INC.
(Signature of Registered Owner)	By:

(Print Name of Registered Owner)	Name:

(Street Address)	Title:

(City) (State) (Zip)	Date:

 B-1

Exhibit C

ASSIGNMENT
(To be executed only upon assignment of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to:

Name
Address:

Tel:
Tax ID No.:
(Please Print Name, Address and Social Security or Taxpayer Identification Number)

the Warrant, to purchase ______________ Warrant Shares, hereby irrevocably constituting and appointing _________________________________________, Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:
Signature of Registered Holder
Note: The above signature must correspond exactly with the name on the face of this Warrant.

Signature Guarantee

Signatures should be guaranteed by an eligible guarantor institution which is a member of a signature guarantee program satisfactory to the Company.

C-1